Exhibit 99.3
PHILLIPS-VAN HEUSEN CORPORATION
200 MADISON AVENUE
NEW YORK, N.Y. 10016
FOR IMMEDIATE RELEASE:
April 20, 2010
Contact:
Michael Shaffer
Executive Vice President and Chief Financial Officer
(212) 381-3523
www.pvh.com
Phillips-Van Heusen Corporation Announces Offerings of Common Stock
and Senior Notes To Finance Acquisition of Tommy Hilfiger and
Repurchase Outstanding Notes
New York, New York — Phillips-Van Heusen Corporation [NYSE: PVH] today announced that it is commencing an offering of 4,500,000 shares of common stock (plus an additional 675,000 shares of common stock pursuant to a 30-day option granted to the underwriters to cover over-allotments, if any). In addition, the company announced today that it is commencing an offering of $525.0 million of senior unsecured notes due 2020. Both offerings are being made pursuant to the company’s automatic shelf registration statement on Form S-3 filed with the Securities and Exchange Commission on April 20, 2010 and pursuant to separate preliminary prospectus supplements, each of which will also be filed with the SEC.
The company intends to use the net proceeds of the offering of common stock, after deducting underwriting discounts and commissions and offering expenses, to fund a portion of the purchase price for its proposed acquisition of Tommy Hilfiger B.V. and certain affiliated companies, including related fees and expenses. The completion of the offering of the common stock is not conditioned upon PVH’s acquisition of Tommy Hilfiger and, if the company does not complete the acquisition, then it will use the net proceeds for general corporate purposes, including fees and expenses relating to the acquisition of Tommy Hilfiger that are payable whether or not the acquisition is completed.

The company will use the net proceeds of the offering of the notes, after deducting underwriting discounts and commissions and offering expenses, to repurchase or redeem its $150.0 million outstanding principal amount of 7 1/4% Senior Notes due 2011 and its $150.0 million outstanding principal amount of 8 1/8% Senior Notes due 2013, including consent payments relating to a consent solicitation related to the tender for the notes and fees and expenses related to the tender and consent solicitation, as well as to fund a portion of the purchase price for its proposed acquisition of Tommy Hilfiger, including related fees and expenses. The offering of the notes is conditioned upon PVH’s acquisition of Tommy Hilfiger and will not be completed if the company does not complete the acquisition.
BofA Merrill Lynch, Barclays Capital, Credit Suisse and Deutsche Bank Securities are the joint book-running managers for the common stock offering. A prospectus concerning the common stock offering may be obtained from BofA Merrill Lynch by writing to BofA Merrill Lynch, 4 World Financial Center, New York, NY 10080, Attn: Preliminary Prospectus Department or email Prospectus.Requests@ml.com.
Barclays Capital and Deutsche Bank Securities are the joint book-running managers and global coordinators for the notes offering. BofA Merrill Lynch, Credit Suisse and RBC Capital Markets are also the joint book-running managers for the notes offering. A prospectus concerning the notes offering may be obtained from Barclays Capital by calling 1 (888) 603-5847 or by writing to Barclays Capital Inc., c/o Broadridge, Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, NY 11717 or email Barclaysprospectus@broadridge.com.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of shares of common stock or of any notes in any state in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such state. Any offering will be made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Phillips-Van Heusen Corporation is one of the world’s largest apparel companies. It owns and markets the Calvin Klein brand worldwide. It is the world’s largest shirt and neckwear company and markets a variety of goods under its own brands, Van Heusen, Calvin Klein, IZOD, ARROW, Bass and G.H. Bass & Co., and its licensed brands, including Tommy Hilfiger, Geoffrey Beene, Kenneth Cole New York, Kenneth Cole Reaction, MICHAEL Michael Kors, Sean John, Chaps, Trump, JOE Joseph Abboud, DKNY and Timberland.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements made in this document, including, without limitation, statements relating to the Company’s future revenue, earnings and cash flows, plans, strategies, objectives, expectations and intentions, including, without limitation, statements relating to the Company’s proposed acquisition of Tommy Hilfiger B.V. and certain related companies (collectively, “Tommy Hilfiger”), are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company’s proposed acquisition of Tommy Hilfiger is subject to conditions, which may not be satisfied, in which event the transaction may not close; (iii) in connection with the proposed acquisition of Tommy Hilfiger, the Company intends to borrow significant amounts and will have to use a significant portion of its cash flows to service such indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past; (iv) the levels of sales of the Company’s apparel, footwear and related products, both to its wholesale customers and in its retail stores, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company’s licensors and other factors; (v) the Company’s plans and results of operations will be affected by the Company’s ability to manage its growth and inventory, including the Company’s ability to continue to develop and grow the Calvin Klein businesses in terms of revenue and profitability, and its ability to realize benefits from Tommy Hilfiger, if the acquisition is consummated; (vi) the Company’s operations and results could be affected by quota restrictions and the imposition of safeguard controls (which, among other things, could limit the Company’s ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials, the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced), and civil conflict, war or terrorist acts, the threat of any of the foregoing, or political and labor instability in any of the countries where the Company’s or its licensees’ or other business partners’ products are sold, produced or are planned to be sold or produced; (vii) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas, as well as reduced consumer traffic and purchasing, as consumers limit or cease shopping in order to avoid exposure or become ill; (viii) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity, such as Tommy Hilfiger, into the Company with no substantial adverse affect on the acquired entity’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (ix) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands and (x) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.
The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenue, earnings or cash flows, whether as a result of the receipt of new information, future events or otherwise.